Exhibit 99.1

For more information contact:

AT THE COMPANY	FINANCIAL RELATIONS BOARD
Patrick O’Sullivan	Claire Koeneman	Joe Calabrese
Vice President, Finance and Accounting	(Analyst Info)	(General Info)
(617) 247-2200	(312) 640-6745	(212) 827-3772
posullivan@heritagerealty.com

FOR IMMEDIATE RELEASE

HERITAGE PROPERTY INVESTMENT TRUST, INC. ANNOUNCES

RESULTS FOR THIRD QUARTER 2005

Boston, MA…November 8, 2005…Heritage Property Investment Trust, Inc. (NYSE:HTG) (“Heritage” or the “Company”), today reported results of its operations for the three and nine months ended September 30, 2005.  Highlights included:

•                  FFO of $33.7 million for the quarter and $96.6 million for the first nine months of 2005

•                  Diluted FFO per share of $0.70 for the quarter and $2.01 for the first nine months of 2005

•                  Net income of $8.4 million for the quarter and $23.0 million for the first nine months of 2005

•                  Same property net operating income growth (excluding termination fee income) of 2.4% for the quarter and 3.9% for the first nine months of 2005

•                  Paid $0.525 per common share regular quarterly dividend on October 17, 2005

•                  Achieved increase over prior rents within our shopping center portfolio of 5% for the quarter and 7% for the first nine months of 2005

FINANCIAL RESULTS

The results set forth in this release reflect the impact of the Company’s previously announced restatement of its financial statements for the fiscal years ended December 31, 2004 and 2003, and the quarterly periods included therein, and for the quarterly periods ended March 31, 2005 and June 30, 2005.  See “Restatement Update” below.

For the three months ended September 30, 2005, Funds from Operations (FFO), a widely accepted measure of REIT performance, increased 11.6% to $33.7 million, or $0.70 per diluted share, as compared to $30.2 million, or $0.64 per diluted share for the same period in 2004.  For the nine months ended September 30, 2005, FFO increased 2.0% to $96.6 million, or $2.01 per diluted share, as compared to $94.7 million, or $2.02 per diluted share for the nine months ended September 30, 2004.  FFO represents a non-generally accepted accounting principle (GAAP) financial measure.  A table reconciling FFO to net income, the GAAP measure that the Company believes to be most directly comparable to FFO is within the consolidated financial statements included in this release.

Net income attributable to common shareholders increased to $8.4 million, or $0.18 per diluted share, for the three months ended September 30, 2005, as compared to $7.9 million, or $0.17 per diluted share, for the same period in 2004.  Net income attributable to common shareholders decreased to $23.0 million, or $0.48 per diluted share, for the nine months ended September 30, 2005, as compared to $32.5 million, or $0.69 per diluted share for the same period in 2004.  Net income attributable to common shareholders for the nine months ended September 30, 2004 includes a gain on sale of discontinued operations of $3.0 million reflecting the Company’s sale of an office building in April 2004.

For the three and nine months ended September 30, 2005, FFO and net income attributable to common shareholders includes a reduction of approximately $0.1 million, or less than $0.01 per diluted share, and $4.7 million, or $0.10 per diluted share, respectively, reflecting the impact of the tax-offset provision discussed below under “Restatement Update.”   For the three and nine months ended September 30, 2004, FFO and net income attributable to common shareholders includes a reduction of approximately $2.8 million, or $0.06 per diluted share, and $1.2 million, or $0.03 per diluted share, respectively, reflecting the impact of this tax-offset provision.

The reported results are unaudited and there can be no assurance that the results will not vary from the final reported results for the three and nine months ended September 30, 2005.  In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

BALANCE SHEET POSITION

Heritage completed the third quarter with total assets of approximately $2.5 billion and an aggregate of $1.4 billion of indebtedness.  As of September 30, 2005, Heritage’s market capitalization was $3.1 billion, resulting in a debt-to-total market capitalization ratio of approximately 46.2%.  Heritage’s indebtedness had a weighted average interest rate of 6.05% with an average maturity of 4.53 years.  As of September 30, 2005, $359 million was outstanding under Heritage’s line of credit.  As previously disclosed, Heritage obtained a waiver under its line of credit for any default or potential default caused by the restatement of its financial statements.

PORTFOLIO OVERVIEW

General

As of September 30, 2005, Heritage had a shopping center portfolio of 171 properties, located in 30 states and totaling approximately 34.9 million square feet of total gross leasable area, of which 28.7 million square feet is company-owned gross leasable area.

Leasing Activity

During the third quarter of 2005, the Company executed 185 leases (new and renewed), for 719,000 square feet in the Company’s shopping center portfolio.  In doing so, the Company achieved a 4.8% increase over prior rents on a cash basis from $12.18 per square foot to $12.76 per square foot.  For the first nine months of 2005, the Company has signed 484 leases (new and renewed), for 1.8 million square feet in the Company’s shopping center portfolio.  In doing so, the Company achieved a 6.6% increase over prior rents on a cash basis from $11.86 per square foot to $12.64 per square foot.

At September 30, 2005, the percentage of the Company’s portfolio leased was 92.5%, an increase of 0.4 percentage points from the same period last year.  At June 30, 2005, the Company’s portfolio was 92.5% leased.

Same Property Operating Results

With respect to the properties owned and operated by the Company for the three and nine months ended September 30, 2005 and September 30, 2004, same property net operating income increased as follows:

Same Property Operating Data

(in thousands)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2005	2004		2005	2004
Real estate revenue	$82,757	$81,912		$245,717	$239,002
Operating expenses	(23,037)	(23,441)		(70,742)	(70,247)
Net Operating Income	59,720	58,471	2.1%	174,975	168,755	3.7%

Less: Lease termination income	(7)	(136)		(372)	(717)
Net Operating Income, as adjusted	$59,713	$58,335	2.4%	$174,603	$168,038	3.9%

A table reconciling same property net operating income to net income, the GAAP measure that the Company believes to be most directly comparable to same property net operating income, is within the consolidated financial statements included in this release.

INVESTMENT ACTIVITY

Acquisitions

During the third quarter of 2005, Heritage completed three acquisitions located in Simpsonville, South Carolina; Parlin/Old Bridge Township, New Jersey; and Manchester, Connecticut (five separate properties).  As a result of these acquisitions, the Company added over 700,000 square feet of gross leaseable area to its portfolio.  The aggregate purchase price paid by the Company for these shopping centers was approximately $142 million, including approximately $29 million of assumed mortgage indebtedness and approximately $6 million of operating partnership units in one of the Company’s operating subsidiaries.

In addition, on August 2, 2005, Heritage completed the acquisition of the 40% minority partnership interest in Williamson Square Shopping Center, located in Franklin, Tennessee, held by Heritage’s joint venture limited partner.  As a result, Heritage now owns 100% of the partnership interests in Williamson Square.  The purchase price, which was based on a formula set forth in the partnership agreement, was $2.9 million and was funded with borrowings under the Company’s line of credit.  Heritage also repaid upon maturity the previously outstanding mortgage indebtedness encumbering Williamson Square.  As a result, Williamson Square is now unencumbered.

Development Joint Ventures

Heritage also announced that it has entered into a joint venture for the construction of a new approximately 625,000 square foot development to be located in La Vista, Nebraska, part of the greater Omaha metro area.  The first phase of this project is expected to be anchored by Cabela’s, a leading specialty retailer of hunting, fishing, camping and related outdoor merchandise.  If ongoing negotiations for the project conclude successfully, Heritage currently expects that Cabela’s will open its new, approximately 125,000 square foot location as early as fall 2006.  The La Vista retail store would be Cabela’s third store in Nebraska, the company’s home state.

Capital Raising Joint Venture

As previously announced, Heritage has been exploring capital raising joint venture opportunities involving an initial contribution of certain of its existing assets and the funding of future shopping center acquisitions.  Although no agreement regarding any transaction has been entered into, Heritage is pleased to report that it has tentatively selected a joint venture partner and is currently negotiating the principal terms of the joint venture.  Assuming an agreement is reached, the Company currently anticipates completing the joint venture during the late fourth quarter of 2005 or early first quarter of 2006.

RESTATEMENT UPDATE

As previously announced, on October 17, 2005, Heritage determined that as result of an error discovered in its audited financial results for the fiscal years ended December 31, 2003 and December 31, 2004, and the quarterly periods contained therein, and its unaudited quarterly results for the periods ended March 31, 2005 and June 30, 2005, Heritage would need to amend these financial statements to correct the error.  The error pertains to the unrecorded liability and related compensation expense relating to certain stock options previously granted to Thomas C. Prendergast, Heritage’s Chairman, President and Chief Executive Officer.  These stock options are subject to a tax-offset provision contained in Mr. Prendergast’s employment agreement.

Heritage will be amending the historical financial statements noted in the preceding paragraph to record a liability and to recognize compensation expense related to the tax-offset payment provision and to reflect that the stock options subject to the tax-offset payment provision should be accounted for on a variable basis.  Heritage anticipates that it will file with the Securities and Exchange Commission on November 9, 2005 an amended Annual Report on Form 10-K for the year ended December 31, 2004 and amended Quarterly Reports on Form 10-Q for the periods ended March 31, 2005 and June 30, 2005 reflecting its restated financial statements.  Heritage also anticipates filing on November 9, 2005 its Quarterly Report on Form 10-Q for the period ended September 30, 2005.

In connection with the restatement, Heritage’s management reevaluated its disclosure controls and procedures and concluded that its controls over financial reporting with respect to accounting for significant compensation arrangements were insufficient.  In addition, Heritage’s management concluded that this control deficiency represented a material weakness.  As a result of this material weakness, Heritage’s management further concluded that its disclosure controls and procedures were not effective as of December 31, 2004.  To remediate the material weakness, Heritage has enhanced its review procedures over the accounting for significant compensation arrangements.

DIVIDEND PAYMENT

On October 17, 2005, the Company paid its regular quarterly dividend of $0.525 per common share to shareholders of record on September 30, 2005.

EARNINGS GUIDANCE

Heritage today confirmed its previously announced projected guidance range for 2005 FFO per diluted common share of $2.78 to $2.83 per share.  A reconciliation of management’s projections from earnings per diluted common share to FFO per diluted common share is included in this release.  This projection assumes no impact of the tax-offset provision described above.

As of the date of this release, the tax-offset provision contained in Mr. Prendergast’s employment agreement has not been amended, but discussions between the Compensation Committee of the Company’s Board of Directors and Mr. Prendergast are currently underway. As previously explained, the tax offset provision, in its current form, will impact the Company’s financial results positively or negatively, depending upon the Company’s stock price as of December 31, 2005 (or earlier, if the provision is eliminated prior to that date), which amount cannot be quantified at this time.  Furthermore, if an amendment to Mr. Prendergast’s employment agreement is entered into at or prior to the end of the year that eliminates the effect of the tax offset provision, the Company expects that an additional charge to net income will be incurred at that time, which amount also cannot be quantified as of the date of this release.

3rd QUARTER CONFERENCE CALL

As previously announced, members of Heritage’s senior management will host a conference call on Wednesday, November 9, 2005, at 10:00 a.m., ET, to discuss the Company’s third quarter results.  Stockholders, analysts and other interested parties may participate in this conference call by dialing 800-867-0448 and 303-262-2191 at least five minutes before the scheduled start time.  Investors can also access the call via the Internet at the Company’s website, www.heritagerealty.com.  To listen to a live broadcast, access this site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

A replay of the conference call will be available after the call through November 16, 2005 by accessing the Company’s website at www.heritagerealty.com or by dialing 800-405-2236 and 303-590-3000, passcode 11040071.

ABOUT HERITAGE PROPERTY INVESTMENT TRUST, INC.

Heritage is a fully integrated, self-administered and self-managed REIT traded on the New York Stock Exchange under the symbol “HTG”.  Heritage is one of the largest owners and operators of neighborhood and community shopping centers in the United States.  Heritage focuses on grocer-anchored shopping centers with multiple anchors.  Heritage is headquartered in Boston Massachusetts and has an additional 16 regional offices located in the Eastern, Midwestern and Southwestern United States.  For more information about Heritage, please refer to Heritage’s website, www.heritagerealty.com.

A copy of Heritage’s third quarter 2005 “Supplemental Operating and Financial Data” is available on the Investor Relations section of the Company’s website at www.heritagerealty.com.  These materials are also available by written request to:

Investor Relations

Heritage Property Investment Trust, Inc.

131 Dartmouth St.

Boston, MA 02116

SAFE HARBOR LANGUAGE

Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts.  The forward-looking statements reflect the Company’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause the Company’s actual results to differ significantly from those expressed in any forward-looking statement. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results.  The factors that could cause actual results to differ materially from current expectations include risks detailed from time to time in filings with the Securities and Exchange Commission.  The forward-looking statements contained herein represent the Company’s judgment as of the date of this release, and the Company cautions readers not to place undue reliance on such statements.

Heritage Property Investment Trust, Inc.

Consolidated Balance Sheets
September 30, 2005 and December 31, 2004
(Unaudited and in thousands of dollars)

	September 30, 2005	December 31, 2004
		(Restated)
Assets
Real estate investments, net	$2,309,446	$2,222,638
Cash and cash equivalents	4,156	6,720
Accounts receivable, net of allowance for doubtful accounts of $10,378 in 2005 and $9,583 in 2004	52,002	41,148
Prepaids and other assets	30,573	24,488
Investments in unconsolidated joint ventures	5,480	3,406
Deferred financing and leasing costs	64,500	54,150

Total assets	$2,466,157	$2,352,550

Liabilities and Shareholders’ Equity
Liabilities:
Mortgage loans payable	$634,366	$649,040
Unsecured notes payable	449,914	449,763
Line of credit facility	359,000	196,000
Accrued expenses and other liabilities	100,940	99,955
Accrued distributions	25,124	24,915

Total liabilities	1,569,344	1,419,673

Minority Interests:
Exchangeable limited partnership units	17,788	13,008
Other minority interest	—	2,425

Total minority interests	17,788	15,433

Shareholders’ equity:
Common stock, $.001 par value; 200,000,000 shares authorized; 47,378,143 and 46,934,285 shares issued and outstanding at September 30, 2005 and December 31, 2004, respectively	47	47
Additional paid-in capital	1,175,642	1,160,081
Cumulative distributions in excess of net income	(290,948)	(239,403)
Unearned compensation	(5,372)	(2,775)
Other comprehensive loss	(344)	(506)

Total shareholders’ equity	879,025	917,444

Total liabilities and shareholders’ equity	$2,466,157	$2,352,550

Heritage Property Investment Trust, Inc.

Consolidated Statements of Operations
Three months ended September 30, 2005 and 2004
(Unaudited and in thousands, except per-share data)

	Three Months ended September 30,
	2005	2004
		(Restated)

Revenue:
Rentals and recoveries	$86,305	$82,085
Interest, other, and joint venture fee income	230	280
Total revenue	86,535	82,365
Expenses:
Property operating expenses	10,941	10,786
Real estate taxes	13,086	12,655
Depreciation and amortization	25,325	22,418
Interest	21,650	20,125
General and administrative	7,072	8,825
Total expenses	78,074	74,809
Income before gain on sale of marketable securities and real estate investment	8,461	7,556
Gain on sale of marketable securities	—	529
Gain on sale of real estate investment	—	25
Income before equity in income from unconsolidated joint ventures and allocation to minority interests	8,461	8,110
Equity in income from unconsolidated joint ventures	60	14
Income allocated to exchangeable limited partnership units	(73)	(20)
Income allocated to Series C Preferred Units	—	(413)
Income before discontinued operations	8,448	7,691
Discontinued operations:
Income from discontinued operations	—	198
Gains on sales of discontinued operations	—	—
Income from discontinued operations	—	198
Net income attributable to common shareholders	$8,448	$7,889
Basic per-share data:
Income before discontinued operations	$0.18	$0.17
Income from discontinued operations	—	—
Income attributable to common shareholders	$0.18	$0.17

Weighted average common shares outstanding	46,955	46,440
Diluted per-share data:
Income before discontinued operations	$0.18	$0.17
Income from discontinued operations	—	—
Income attributable to common shareholders	$0.18	$0.17

Weighted average common and common equivalent shares outstanding	48,404	47,198

Heritage Property Investment Trust, Inc.

Consolidated Statements of Operations
Nine months ended September 30, 2005 and 2004
(Unaudited and in thousands, except per-share data)

	Nine Months ended September 30,
	2005	2004
		(Restated)

Revenue:
Rentals and recoveries	$259,707	$241,774
Interest, other, and joint venture fee income	587	551
Total revenue	260,294	242,325
Expenses:
Property operating expenses	36,684	33,797
Real estate taxes	37,965	36,929
Depreciation and amortization	74,024	65,542
Interest	63,393	57,155
General and administrative	25,298	18,222
Total expenses	237,364	211,645
Income before gain on sale of marketable securities and real estate investment	22,930	30,680
Gain on sale of marketable securities	8	529
Gain on sale of real estate investment	—	25
Income before equity in income from unconsolidated joint ventures and allocation to minority interests	22,938	31,234
Equity in income from unconsolidated joint ventures	219	14
Income allocated to exchangeable limited partnership units	(182)	(178)
Income allocated to Series B & C Preferred Units	—	(2,176)
Income before discontinued operations	22,975	28,894
Discontinued Operations:
Income from discontinued operations	—	635
Gains on sales of discontinued operations	—	2,988
Income from discontinued operations	—	3,623
Net income attributable to common shareholders	$22,975	$32,517
Basic per-share data:
Income before discontinued operations	$0.49	$0.62
Income from discontinued operations	—	0.08
Income attributable to common shareholders	$0.49	$0.70

Weighted average common shares outstanding	46,846	46,318
Diluted per-share data:
Income before discontinued operations	$0.48	$0.62
Income from discontinued operations	—	0.07
Income attributable to common shareholders	$0.48	$0.69

Weighted average common and common equivalent shares outstanding	48,067	47,081

Heritage Property Investment Trust, Inc.

Calculation of Funds from Operations

(in thousands of dollars)

	Three months ended September 30,
	2005	2004
		(Restated)

Net income	$8,448	$7,889
Add (deduct):
Depreciation and amortization (real-estate related)
Continuing operations	25,159	22,241
Discontinued operations	—	64
Pro rata share of unconsolidated joint venture	77	2
Gains on sales of real estate investments	—	(25)
Funds from Operations	$33,684	$30,171

	Nine months ended September 30,
	2005	2004
		(Restated)

Net income	$22,975	$32,517
Add (deduct):
Depreciation and amortization (real-estate related)
Continuing operations	73,505	64,911
Discontinued operations	—	277
Pro rata share of unconsolidated joint venture	140	2
Gains on sales of real estate investments	—	(3,013)
Funds from Operations	$96,620	$94,694

We calculate Funds from Operations, or “FFO”, in accordance with the best practices described in the April 2001 National Policy Bulletin of the National Association of Real Estate Investment Trusts, referred to as NAREIT, and NAREIT’s 1995 White Paper on Funds from Operations.  The White Paper defines Funds From Operations as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from extraordinary items and sales of property, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.  Given the nature of our business as a real estate owner and operator, we believe that FFO is helpful to investors as a starting point in measuring our operational performance because it excludes various items included in net income that do not relate to, or are not indicative of, our operating performance, such as gains (or losses) from sales of real estate investments and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult.  However, FFO (i) should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of our financial performance, (ii) is not an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, and (iii) is not indicative of funds available to fund our cash needs, including our ability to make distributions.  Our computation of FFO may differ from the methodology utilized by other equity REITs to calculate FFO and, therefore, may not be comparable to other REITs.

Heritage Property Investment Trust, Inc.

Reconciliation of Net Operating Income

(in thousands of dollars)

	Three months ended September 30,
	2005	2004
		(Restated)

Net operating income – same property portfolio	$59,720	$58,471
Net operating income – acquisitions/partial dispositions	2,558	173
Net operating income – total portfolio	62,278	58,644
Add:
Interest, other, and joint venture fee income	230	280
Income from discontinued operations	—	198
Gain on sale of marketable securities	—	529
Gain on sale of real estate investment	—	25
Equity in income from unconsolidated joint ventures	60	14
Deduct:
Depreciation and amortization	25,325	22,418
Interest	21,650	20,125
General and administrative	7,072	8,825
Income allocated to exchangeable limited partnership units	73	20
Income allocated to Series B and C Preferred Units	—	413
Net income attributable to common shareholders	$8,448	$7,889

	Nine months ended September 30,
	2005	2004
		(Restated)

Net operating income – same property portfolio	$174,975	$168,755
Net operating income – acquisitions/partial dispositions	10,083	2,293
Net operating income – total portfolio	185,058	171,048
Add:
Interest, other, and joint venture fee income	587	551
Income from discontinued operations	—	3,623
Gain on sale of marketable securities	8	529
Gain on sale of real estate investment	—	25
Equity in income from unconsolidated joint ventures	219	14
Deduct:
Depreciation and amortization	74,024	65,542
Interest	63,393	57,155
General and administrative	25,298	18,222
Income allocated to exchangeable limited partnership units	182	178
Income allocated to Series B and C Preferred Units	—	2,176
Net income attributable to common shareholders	$22,975	$32,517

Net operating income, or “NOI,” is a non-GAAP financial measure equal to net income available to common shareholders (the most directly comparable GAAP financial measure), plus accretion of redeemable equity, preferred stock distributions, minority interest in Bradley Operating Limited Partnership, net derivative losses (gains), losses (gains) on investments in securities, losses from prepayment of debt, general and administrative expense, depreciation and amortization, and interest expense, less income from discontinued operations, gains (losses) on sales of real estate investments and equipment and interest and other income.

We use NOI internally, and believe NOI provides useful information to investors, as a performance measure in evaluating the operating performance of our real estate assets.  This is because NOI reflects only those income and expense items that are incurred at the property level and excludes certain components from net income in order to provide results that are more closely related to a property’s results of operations.  Our presentation of NOI may not be comparable to NOI reported by other REITs that define NOI differently.  We believe that in order to obtain a clear understanding of our operating results, NOI should be examined in conjunction with net income as presented in our consolidated financial statements.  NOI should not be considered as an alternative to net income as an indication of our performance or to cash flows as a measure of liquidity or ability to make distributions.

Heritage Property Investment Trust, Inc.

Reconciliation of Projected Diluted Net Income Per Common Share to

Projected Funds From Operations Per Common Share

	Projected Range Full Year 2005
	Low	High

Projected diluted net income per share	$0.74	$0.77
Projected depreciation and amortization (real estate related)	2.04	2.06
Net gains on sales of real estate investments	—	—
Projected FFO per diluted share	$2.78	$2.83

The foregoing estimates exclude the impact of the tax-offset provision contained in the employment agreement of Thomas C. Prendergast, Heritage’s Chairman, President and Chief Executive Officer, as described elsewhere in this release.  The foregoing estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and earnings impact of the events referenced in this release.  These estimates may be subject to fluctuations as a result of several factors, including changes in the recognition of depreciation and amortization expense and any gains or losses associated with disposition activity.  The Company is not able to assess at this time the potential impact of these factors.  By definition, FFO does not include real estate-related depreciation and amortization or gains or losses associated with disposition activities.  There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.